GUINNESS ATKINSON ETF TRUST
AGREEMENT AND DECLARATION OF TRUST

Dated March 8, 2013

TABLE OF CONTENTS

Page
ARTICLE I NAME AND DEFINITIONS
1.1	Name	1
1.2	Definitions	1
ARTICLE II BENEFICIAL INTEREST
2.1	Shares of Beneficial Ownership Interest	2
2.2	Issuance of Shares	3
2.3	Ownership and Transfer of Shares	3
2.4	Treasury Shares	3
2.5	Establishment of Series	3
2.6	Investment in the Trust	4
2.7	Assets and Liabilities of Series	5
2.8	No Preemptive Rights	6
2.9	Personal Liability of Shareholders	6
2.10	Assent to Trust Agreement	6
ARTICLE III THE TRUSTEES
3.1	Management of the Trust	6
3.2	Term of Office of Trustees	7
3.3	Vacancies and Appointment of Trustees	7
3.4	Delegation	8
3.5	Number of Trustees	8
3.6	Effect of Death, Resignation, Etc., of a Trustee	8
3.7	Ownership of Assets of the Trust	8
3.8	Compensation	9
ARTICLE IV POWERS OF THE TRUSTEES
4.1	Powers	9
4.2	Issuance and Repurchase of Shares	12
4.3	Trustees and Officers as Shareholders	12
4.4	Chairman of the Trustees	12
4.5	Principal Transactions	12
ARTICLE V EXPENSES OF THE TRUST
5.1	Payment of Expenses By The Trust	13

ARTICLE VI CONTRACTS WITH SERVICE PROVIDERS
6.1	Investment Adviser	13
6.2	Principal Underwriter	14
6.3	Transfer Agent	14
6.4	Administration Agreement	14
6.5	Service Agreement	14
6.6	Parties to Contract	14
6.7	Provisions and Amendments	15
ARTICLE VII SHAREHOLDERS’ VOTING POWERS AND MEETINGS
7.1	Voting Powers	15
7.2	Quorum and Required Vote	16
ARTICLE VIII CUSTODIAN
8.1	Appointment and Duties	16
8.2	Central Certificate System	17
ARTICLE IX DISTRIBUTIONS AND REDEMPTIONS
9.1	Distributions	17
9.2	Redemptions	18
9.3	Determination of Net Asset Value and Valuation of Portfolio Assets	19
9.4	Suspension of the Right of Redemption	20
ARTICLE X LIMITATION OF LIABILITY AND INDEMNIFICATION
10.1	Limitation of Liability	20
10.2	Indemnification	20
10.3	Shareholders	22
10.4	No Bond Required of Trustees	22
10.5	No Duty of Investigation; Notice in Trust Agreements, Etc.	22
10.6	Reliance on Experts, Etc.	23
ARTICLE XI MISCELLANEOUS
11.1	Trust Not a Partnership	23
11.2	Trustee Action	24
11.3	Establishment of Record Dates	24
11.4	Termination of Trust	24

(ii)

11.5	Reorganization	25
11.6	Filing of Copies; References; Headings	26
11.7	Applicable Law	27
11.8	Amendments	28
11.9	Derivative Actions	28
11.10	Fiscal Year	29
11.11	Provisions in Conflict With Law	29
11.12	Jurisdiction and Waiver of Jury Trial	29

(iii)

GUINNESS ATKINSON ETF TRUST
Dated March 6, 2013

This AGREEMENT AND DECLARATION OF TRUST (hereinafter “Trust Agreement”) is made March 6, 2013 by the Trustee (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with Article III hereof, the “Trustees”).

WHEREAS, the Trustees desire to form a statutory trust for the investment and reinvestment of funds contributed thereto;

NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Agreement as herein set forth below.

ARTICLE I
NAME AND DEFINITIONS

1.1           Name.  The name of the trust created hereby is the “Guinness Atkinson ETF Trust.”

1.2           Definitions.  Wherever used herein, unless otherwise required by the context or specifically provided:

(a)           The term “By-Laws” means any By-Laws established pursuant to Article IV, Section 4.1(e) hereof, as from time to time amended, which By-Laws are deemed incorporated herein and form a part hereof;

(b)           The term “Certificate of Trust” means a certificate of trust of the Trust meeting the requirements of the Delaware Act.  The Trustee is hereby authorized to execute the Certificate of Trust and to file the Certificate of Trust with the Secretary of State of Delaware.

(c)           The term “Commission” has the meaning given it in the 1940 Act.  The terms “Affiliated Person,” “Assignment,” “Interested Person,” and “Principal Underwriter” shall have the meanings given them in the 1940 Act, as modified by any applicable rules or regulations thereunder or by any order or orders of the Commission applicable to the Trust or any interpretive releases of the Commission or interpretations of the 1940 Act or such rules, regulations or orders by the staff of the Commission;

(d)           The term “Delaware Act” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time;

(e)           The term “Net Asset Value” means the net asset value of each Series of the Trust determined in the manner provided in Article IX, Section 9.3 hereof;

(f)           The term “Outstanding Shares” means those Shares shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(g)           The term “Person” means and includes individuals, corporations, limited liability companies, partnerships, trusts, associations, joint ventures, estates and all other entities, organizations and associations, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(h)           The term “Registration Statement” means the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect;

(i)            The term “Series” means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.5 hereof;

(j)            The term “Shareholder” means a record owner of Outstanding Shares of the Trust;

(k)           The term “Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may include fractions of Shares as well as whole Shares;

(l)            The term “Trust” refers to Guinness Atkinson ETF Trust and all Series of Guinness Atkinson ETF Trust, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

(m)          The term “Trustee” or “Trustees” means the person or persons who has or have signed this Trust Agreement, so long as he, she or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

(n)           The term “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

(o)           The term “1940 Act” refers to the Investment Company Act of 1940, as amended from time to time.

ARTICLE II
BENEFICIAL INTEREST

2.1           Shares of Beneficial Ownership Interest.  The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes of a Series as the Trustees shall from time to time create and establish.  The number of Shares of each Series, and class thereof, authorized hereunder is unlimited.  Each Share shall have no par value.  All Shares issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

2.2           Issuance of Shares.  The Trustees in their sole discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities (or any combination thereof), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses.  In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury.  The Trustees from time to time may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.  Upon the establishment of any Series or class thereof as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such Series and class unless otherwise determined, and subject to any conditions set forth, by the Trustees.

2.3           Ownership and Transfer of Shares.  The Trust or a transfer agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and class thereof, the number of Shares of each Series and class held by such Shareholders, and a record of all Share transfers.  The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time.  The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.  Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees.  Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

2.4           Treasury Shares.  Shares held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

2.5           Establishment of Series.  The Trust created hereby shall consist of one or more Series.  The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide and combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any Shares of the Trust or any Series or class into Shares of one or more Series or classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Trust or such Series or class), to abolish any one or more Series or classes of Shares or to take such other action with respect to the Shares as the Trustees may deem desirable.  The establishment of any Series or class thereof shall be effective upon the adoption by the Trustees of a resolution that sets forth the designation of, or otherwise identifies, such Series or class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series or class including any Registration Statement of the Trust, any amendment and/or restatement of this Trust Agreement or as otherwise provided in such resolution.  The relative rights and preferences of each Series and each class thereof shall be as set forth herein and as set forth in any Registration Statement relating thereto, unless otherwise provided in the resolution establishing such Series or class.  A Series may issue any number of Shares and need not issue Shares.  The Trustees shall have the authority, without the approval of the Shareholders of the Trust or any Series or class thereof unless otherwise required by applicable federal law, (a) to combine the assets and liabilities held with respect to any two or more Series or classes into assets and liabilities held with respect to a single Series or class and in connection therewith to cause the Shareholders of each such Series or class to become Shareholders of such single Series or class and (b) to divide the assets and liabilities held with respect to any Series or class thereof into assets and liabilities held with respect to an additional one or more Series or classes and in connection therewith to cause some or all of the Shareholders of such Series or class to be admitted as Shareholders of such additional one or more Series or classes.

All references to Shares in this Trust Agreement shall be deemed to be Shares of any or all Series, or classes thereof, as the context may require.  All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series.  Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains, if any, made with respect to such Series.  Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

2.6           Investment in the Trust.  The Trustees shall accept investments in any Series of the Trust from such Persons and on such terms as they may from time to time authorize. In the Trustees’ sole discretion, such investments, subject to applicable law, may be in the form of cash or securities (or any combination thereof) in which the affected Series is authorized to invest, valued as provided in Article IX, Section 9.3 hereof. Investments in a Series shall be credited to each Shareholder’s account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution and/or (b) impose a sales charge, transaction fee or any other legally permissible fee or charge upon investments in the Trust in such manner and at such time as determined by the Trustees. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

2.7           Assets and Liabilities of Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held exclusively for the benefit of the Shareholders of such Series and may be referred to herein as “assets belonging to” that Series.  The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series.  The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series.  The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series.  Any general liabilities, expenses, costs, charges, or reserves of the Trust that are not readily identifiable as belonging to a particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

The debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not enforceable against the assets of the Trust generally or any other Series thereof, and, except as otherwise provided in this Trust Agreement with respect to the allocation of general liabilities, expenses, costs, charges or reserves, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.  Notice of this contractual limitation on inter-Series liabilities shall be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.  To the extent required by Section 3804(a) of the Delaware Act in order to give effect to the limitation on inter-series liabilities set forth in this Section 2.7(i) separate and distinct records shall be maintained for each Series, (ii) assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held with respect to all other Series and the general assets of the Trust not allocated to such Series and/or (iii) the records maintained for each Series shall account for the assets held with respect to such Series separately from the assets of any other Series and from any general assets of the Trust not allocated to such Series.  Any Person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

2.8           No Preemptive Rights.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

2.9           Personal Liability of Shareholders.  Each Shareholder of the Trust and of each Series shall not be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series.  The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.  Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series may include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).  Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.  Every written obligation of the Trust or any Series may contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

2.10         Assent to Trust Agreement.  Every Shareholder, by virtue of having purchased or otherwise acquired a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

ARTICLE III
THE TRUSTEES

3.1           Management of the Trust.  The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Agreement.  The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and outside the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned.  Any construction or interpretation of this Trust Agreement by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Persons for all purposes.  In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid power.  The powers of the Trustees may be exercised without order of or resort to any court.

The initial Trustee shall be the Person signing this Trust Agreement.  Except for the initial Trustee or Trustees appointed to fill vacancies pursuant to Section 3.3 of this Article III or as limited by the 1940 Act, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees.  In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders’ meeting for the election of Trustees.

3.2           Term of Office of Trustees.  The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided, except that:  (a) any Trustee may resign by written instrument signed by him and delivered to the Chairman if there be one and if not, then to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time with or without cause by a vote of at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has died, becomes physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (d) a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares.

3.3           Vacancies and Appointment of Trustees.  In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur.  Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the Chairman if there be one and if not, then the other Trustees of such vacancy shall be conclusive.  In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other Person as they in their sole discretion shall see fit consistent with any limitations under the 1940 Act.  Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.  An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.  In the event that all Trustee offices become vacant, an authorized officer of the investment adviser of the Trust shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee.  In such case, an authorized officer of the investment adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board.  Upon the appointment of such Trustees, the authorized officer of the investment adviser shall resign as Trustee.  The power to appoint a Trustee pursuant to this Section 3.3 is subject to the provisions of the 1940 Act.

3.4           Delegation.  Subject only to any limitations required by federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other Persons and any committee composed only of Persons other than Trustees, to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment adviser or sub-adviser, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such Person, officer, agent, independent contractor, employee, custodian, administrator, transfer or shareholder servicing agent, manager, investment adviser or sub-adviser, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust.  The reference in this Trust Agreement to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Trust Agreement to the authorized agents of the Trustees or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Trust Agreement, shall not limit the authority of the Trustees to delegate any other power or authority under this Trust Agreement to any Person, subject only to any limitations under federal law including the 1940 Act.

3.5           Number of Trustees.  The number of Trustees shall be set initially at one (1), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be more than ten (10) or less than one (1).

3.6           Effect of Death, Resignation, Etc., of a Trustee.  The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.

3.7           Ownership of Assets of the Trust.  Legal title in and beneficial ownership of all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of, any other Person as nominee on such terms as the Trustees may determine.  No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series.  The Shares shall be personal property giving only the rights specifically set forth in this Trust Agreement.  The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.  Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

3.8           Compensation.  The Trustees as such shall be entitled to compensation from the Trust, and they may periodically fix the amount of such compensation.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

ARTICLE IV
POWERS OF THE TRUSTEES

4.1           Powers.  Subject to the provisions of this Trust Agreement and the By-Laws, the business of the Trust shall be managed by the Trustees, and the Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority.  Except as required by federal law including the 1940 Act, neither the Trustees nor any officer of the Trust shall owe any fiduciary duty to the Trust or any Series or class or any Shareholder.  Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders Subject to any applicable limitation in this Trust Agreement or the By-Laws of the Trust, the Trustees shall have power and authority:

(a)           To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all the assets of the Trust;

(b)           To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

(c)           To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings, indebtedness and other obligations by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person; and to lend Trust Property;

(d)           To provide for the distribution of interests of the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(e)           To adopt By-Laws not inconsistent with this Trust Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such By-Laws shall be deemed incorporated and included in this Trust Agreement;

(f)           To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(g)           To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Trust Agreement or in the By-laws;

(h)           To retain one or more transfer agents and shareholder servicing agents, or both;

(i)            To set record dates in the manner provided herein or in the By-Laws;

(j)            Subject to Article III, Section 3.4 hereof, to delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, custodian, underwriter or other agent or independent contractor;

(k)           To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Section 11.4 hereof;

(l)            To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(m)          To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(n)           To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;

(o)           To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

(p)           To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(q)           Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in Article II hereof;

(r)           To consent to or participate in any plan for the reorganization, consolidation or merger of any issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

(s)           To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(t)           To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

(u)           To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(v)           Subject to Article III, Section 3.5 hereof, to establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Agreement or of the By-Laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(w)          To interpret the investment policies, practices, or limitations of any Series;

(x)           To establish a registered office and have a registered agent in the state of Delaware;

(y)           To cause each Shareholder, or each Shareholder of any particular Series or class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder;

(z)           In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers; and

(aa)         Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust formed under the Delaware Act may engage.

The foregoing clauses shall be construed both as objects and power, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

4.2           Issuance and Repurchase of Shares.  The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

4.3           Trustees and Officers as Shareholders.  Subject, in all cases, to applicable law, any Trustee, officer, or agent of the Trust may acquire, own, and dispose of Shares to the same extent as if he or she were not a Trustee, officer, or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such Person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

4.4           Chairman of the Trustees.  The Trustees shall appoint one of their number to be Chairman of the Board of Trustees.  The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial, and/or accounting officer of the Trust.

4.5           Principal Transactions.  Except to the extent prohibited by applicable law, the Trustees, on behalf of the Trust, may, in a manner consistent with applicable legal requirements, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Trust or with any Interested Person of such Person; and the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, or custodian, or in any other capacity upon customary terms.

ARTICLE V
EXPENSES OF THE TRUST

5.1           Payment of Expenses By The Trust.  Subject to the provisions of Article II, Section 2.7 hereof, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to all Series or the appropriate Series, for its expenses (or the expenses of a class of such Series) and disbursements, including, without limitation, fees and expenses of Trustees, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under federal and state laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisers, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

ARTICLE VI
CONTRACTS WITH SERVICE PROVIDERS

6.1           Investment Adviser.  The Trustees may in their sole discretion, from time to time, cause the Trust or any one or more Series to enter into an investment advisory or management contract or contracts with respect to the Trust or such Series; provided, however, that the initial approval and entering into of such contract or contracts shall be subject to a “majority shareholder vote,” as defined by the 1940 Act.  Notwithstanding any other provision of this Trust Agreement, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees from time to time may adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees).  Any such purchases, sales, and exchanges shall be deemed to have been authorized by all of the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

6.2           Principal Underwriter.  The Trustees may in their sole discretion from time to time cause the Trust or any or more Series to enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust or such Series may agree either to sell Shares to the other party to the contract or to appoint such other party its sales agent for such Shares.  In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Trustees may in their sole discretion determine not inconsistent with the provisions of this Article VI, or of the By-Laws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust or any Series.

6.3           Transfer Agent.  The Trustees may in their sole discretion from time to time cause the Trust or any one or more Series to enter into one or more transfer agency and shareholder service contracts whereby the other party or parties shall undertake to furnish the Trust or such Series with transfer agency and shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their sole discretion determine not inconsistent with the provisions of this Trust Agreement or of the By-Laws.

6.4           Administration Agreement.  The Trustees may in their sole discretion from time to time cause the Trust or any one or more Series to enter into an administration agreement or, if the Trustees establish multiple Series or classes, separate administration agreements with respect to each Series or class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or class thereof of the Trust and furnish the Trust or a Series or a class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their sole discretion determine.

6.5           Service Agreement.  The Trustees may in their sole discretion from time to time cause the Trust or any one or more Series to enter into service agreements with respect to one or more Series or classes of Shares whereby the other parties to such service agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their sole discretion may determine.

6.6           Parties to Contract.  Any contract of the character described in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any Person even if one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the By-Laws.  The same Person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 6.6.

6.7           Provisions and Amendments.  Any contract entered into pursuant to Sections 6.1 or 6.2 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to Section 6.1 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation or order of the Commission or interpretation thereof.  The enumeration of any specific contracts in this Article VI shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Trust Agreement to authorize the Trust or any Series to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or such Series.  The Trustees are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

ARTICLE VII
SHAREHOLDERS’ VOTING POWERS AND MEETINGS

7.1           Voting Powers.  The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article III, Section 3.1 hereof, (ii) for the removal of Trustees as provided in Article III, Section 3.2(d) hereof, (iii) with respect to any investment advisory or management contract as provided in Article VI, Sections 6.1 and 6.7 hereof, and (iv) with respect to such additional matters relating to the Trust as may be required by federal law, including the 1940 Act or any registration of the Trust with the Commission or any state, or as the Trustees may consider necessary or desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except:  (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such affected Series shall be entitled to vote thereon.  The Trustees also may determine that a matter affects only the interests of one or more classes of a Series, in which case any such matter shall be voted on by such class or classes. Each whole share shall be entitled to one (1) vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.

Shares may be voted in person or by proxy or in any manner provided for in the By-Laws.  A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other legally permissible manner. Notwithstanding anything else herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy.  Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Agreement or any of the By-Laws of the Trust to be taken by Shareholders. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

7.2           Quorum and Required Vote.  One-third of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of this Trust Agreement permits or requests that holders of any Series shall vote as a Series (or that holders of a class shall vote as a class), then one-third of the aggregate number of Shares of that Series (or that class) entitled to vote shall be necessary to constitute a quorum for the transactions of business by that Series (or that class).  Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice.  Except when a larger vote is required by law or by any provision of this Trust Agreement or the By-Laws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Agreement permits or requires that the holders of any Series shall vote as a Series (or that the holders of any class shall vote as a class), then a majority of the Shares present in person or by proxy of that Series (or class) or, if required by law, subject to a “majority shareholder vote”, as defined by the 1940 Act, of that Series (or class), voted on the matter in person or by proxy shall decide matter insofar as that Series (or class) is concerned. Shareholders may act by unanimous written consent. Actions taken by Series (or class) may be consented to unanimously in writing by Shareholders of that Series (or class).

ARTICLE VIII
CUSTODIAN

8.1           Appointment and Duties.  The Trustees shall cause the Trust at all times shall to employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000), or any other entity satisfying the requirements of the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations, and other requirements, if any, as may be contained in the By-Laws of the Trust:

(a)           to hold the securities and other assets of the Trust and deliver the same upon written order or oral order confirmed in writing;

(b)           to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(c)           to disburse such funds upon orders or vouchers; and the Trust also may employ such custodian as its agent;

(d)           to keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and

(e)           to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees also may authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, a trust company or any other entity satisfying the requirements of the 1940 Act.

8.2           Central Certificate System.  Subject to such rules, regulations, and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

ARTICLE IX
DISTRIBUTIONS AND REDEMPTIONS

9.1           Distributions.

(a)           The Trustees from time to time may declare and pay dividends or other distributions with respect to any Series. No dividend or distribution, including, without limitation, any distribution paid upon dissolution of the Trust or of any Series (or class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the sole discretion of the Trustees.

(b)           Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.

(c)           Anything in this Trust Agreement to the contrary notwithstanding, the Trustees at any time may declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or class thereof, as of the record date of that Series fixed as provided in paragraph (b) of this Section 9.1.

9.2           Redemptions.  The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any deferred sales charge or fee to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities, cash or other assets (or any combination thereof) at the value of such securities or assets used in such determination of Net Asset Value.  Upon redemption, Shares may be reissued from time to time. The Trustees may require any Shareholder or group of Shareholders (including some or all of the Shareholders of any Series or class) to redeem Shares for any reason as determined by the Trustees, in their sole discretion, including (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if requested to do so or any other information reasonably requested by the Trust or to have the minimum investment required (which may vary by Series or class), (iii) if the Share activity of the account or the ownership of Shares by a particular Shareholder is deemed by the Trustees to affect adversely the management of the Trust or any Series or class or (iv) the failure of a Shareholder to pay when due for the purchase of Shares issued to him.  Any such redemption shall be effected at the redemption price and in the manner provided in this Article IX.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or class or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act or any order issued by the Commission.  All authorized Shares shall be subject to redemption and redeemable in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees.  The Shares of any Series or class, if so determined by the Trustees, shall be redeemable only in aggregations of such number of Shares and on such days as may be determined by or determined pursuant to procedures or methods prescribed by or approved by the Trustees from time to time with respect to such Series or class.  The number of Shares comprising an aggregation for purposes of redemption or repurchase shall be referred to as a “Creation Unit.”  The Trustees shall have the unrestricted power to alter the number of Shares constituting a Creation Unit by resolution adopted by the Trustees, at any time including prior to the time the Trust commences operations.  Each holder of a Creation Unit aggregation of Shares of a Series or class, upon request to the Trust in accordance with procedures established by the Trustees, shall be entitled to require the Trust to redeem all or any number of such holder’s Shares standing in the name of such holder on the books of the Trust, but in the case of the Shares of any Series or class as to which the Trustees have determined that such Shares shall be redeemable only in Creation Unit aggregations, only in such Creation Unit aggregations of Shares of such Series or class as the Trustees may determine from time to time in accordance with this Article IX, at a redemption price per share equal to an amount determined by the Trustees in accordance with applicable laws.  Subject to applicable federal law including the 1940 Act, and except as otherwise determined by the Trustees, upon redemption, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed.  In making a determination as to whether redeemed Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption, subject to applicable federal law including the 1940 Act, the Trustees may, among other things, determine that Shares redeemed either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed after the record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.

9.3           Determination of Net Asset Value and Valuation of Portfolio Assets.  The term “Net Asset Value” of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine.  The Trustees may delegate any of their powers and duties under this Section 9.3 with respect to valuation of assets and liabilities.  The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of shares of that Series outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series.  At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.  If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series: (i) to offset each Shareholder’s pro rata share of such negative amount from the accrued dividend account of such Shareholder; or (ii) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of the number of full and fractional Shares which represents the amount of such excess negative net income; or (iii) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends or distributions declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and (iii) above; or (v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration.  The Trustees also shall have the power not to declare a dividend or distribution out of net income for the purpose of causing the Net Asset Value per Share to be increased.  The Trustees shall not be required to adopt, but at any time may adopt, discontinue, or amend the practice of maintaining the Net Asset value per Share of the Series at a constant amount.  In the event that any Series are divided into classes, the provisions of this Section 9.3, to the extent applicable as determined in the sole discretion of the Trustees and consistent with applicable law, may be equally applied to each such class.

9.4           Suspension of the Right of Redemption.  The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act or any order of the Commission. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.

ARTICLE X
LIMITATION OF LIABILITY AND INDEMNIFICATION

10.1         Limitation of Liability.  All Persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of all Series or such particular Series for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.  Every written instrument or obligation on behalf of the Trust or any Series may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder.  To the fullest extent permitted by law, a Trustee shall be liable to the Trust and to any Shareholder solely for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, advisor, sub-adviser or Principal Underwriter of the Trust.

10.2         Indemnification.

(a)           Subject to the exceptions and limitations contained in paragraph (b) below:

(i)           every Person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust and each Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, or proceeding in which he or she becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

(ii)           as used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits, or proceedings (civil, criminal, investigative or other, including appeals), actual or threatened, while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorney’s fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

(b)           To the extent required under the 1940 Act, but only to such extent, no indemnification shall be provided hereunder to a Covered Person:

(i)           who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office; or

(ii)           in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office:

(A)           by the court or other body approving the settlement;

(B)           by at least a majority of those Trustees who neither are Interested Persons of the Trust nor are parties to the matter based upon a review of readily-available facts (as opposed to a full trial-type inquiry); or

(C)           by written opinion of independent legal counsel based upon a review of readily-available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder, by appropriate legal proceedings, may challenge any such determination by the Trustees or by independent counsel.

(c)           The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, and administrators of such a Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other Persons may be entitled by contract or otherwise under law.

(d)           To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

(e)           To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this Section 10.2 shall be paid by the Trust and each Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it ultimately is determined that he is not entitled to indemnification under this Section 10.2; provided, however, that any such advancement will be made in accordance with any conditions required by the Commission. The advancement of any expenses pursuant to this Section 10.2(e) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(f)           Any repeal or modification of this Article X or adoption or modification of any other provision of this Trust Agreement inconsistent with this Article shall be prospective only to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

(g)           Notwithstanding any other provision in this Trust Agreement to the contrary, any liability and/or expense against which any Covered Person is indemnified under this Section 10.2 and any advancement of expenses that any Covered Person is entitled to be paid under Section 10.2(e) shall be deemed to be joint and several obligations of the Trust and each Series, and the assets of the Trust and each Series shall be subject to the claims of any Covered Person therefor under this Article X; provided that any such liability, expense or obligation may be allocated and charged by the Trustees between or among the Trust and/or any one or more Series (and classes) in such manner as the Trustees in their sole discretion deem fair and equitable.

(h)           Nothing contained in this Article X shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with any transaction permitted by this Trust Agreement, including the acquisition of assets subject to liabilities or a merger or consolidation pursuant to Article XI hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article X.

10.3         Shareholders.  In case any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, shall assume, upon request by such Shareholder or former Shareholder, the defense of any claim made against him for any act or obligation of the Series and satisfy any judgment thereon from the assets belonging to the Series.

10.4         No Bond Required of Trustees.  No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

10.5         No Duty of Investigation; Notice in Trust Agreements, Etc.  No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent.  Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Trust Agreement or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Trust Agreement, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

10.6         Reliance on Experts, Etc.  Each Trustee, officer or employee of the Trust or a Series thereof shall be, in the performance of his or her duties, powers and discretions hereunder, fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the investment adviser, the administrator, the distributor, transfer agent, dealers, accountants, appraisers or other experts or consultants, regardless of whether such counsel or expert may also be a Trustee, reasonably believed to within the scope of such Person’s professional or expert competence.  The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses.

ARTICLE XI
MISCELLANEOUS

11.1         Trust Not a Partnership.  It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust’s officers or any Shareholder. All Persons extending credit to, contracting with, or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established the Series) the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefore. Nothing in this Trust Agreement shall protect a Trustee against any liability to which the Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

11.2         Trustee Action.  The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section 11.1 of this Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

11.3         Establishment of Record Dates.  For the purpose of determining the Shareholders of any Series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or classes) any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes).  The Trustees may fix in advance a date, to be determined by the Trustees and no longer than that permitted by applicable law, before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.  Additional provisions relating to the establishment of record dates and other matters relating to the conduct of Shareholders’ meetings shall be as set forth in the By-Laws.

11.4         Termination of Trust.

(a)           Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders.  Any Series of Shares may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series.  Any class may be terminated at any time by the Trustees by written notice to the Shareholders of such class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series and to terminate each class.

(b)           In accordance with Section 3808 of the Delaware Act, upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or any applicable Series, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of the Trust or such Series on the date of distribution. Thereupon, the Trust and/or any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust and/or such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 11.4(b) with respect to such class that are specified in connection with the dissolution and winding up of the Trust or any Series. Alternatively, in connection with the termination of any class, the Trustees may treat such termination as a redemption of the Shareholders of such class effected pursuant to Article IX, Section 9.2 of this Trust Agreement, provided that the costs relating to the termination of such class shall be included in the determination of the Net Asset Value of the Shares of such class for purposes of determining the redemption price to be paid to the Shareholders of such class (to the extent not otherwise included in such determination).  In connection with the dissolution and liquidation of the Trust or any Series and in connection with the termination of any class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(c)           Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

11.5         Reorganization.

(a)           Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger, reorganization or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger, reorganization or consolidation, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or class to another Series or class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may (but need not) succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees that may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or class, and that may include Shares of such other Series or class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or class.  Any certificate of merger, certificate of conversion or other applicable certificate may be signed by any one Trustee and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b)           Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Agreement, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.5 may effect any amendment to this Trust Agreement or the By-Laws or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c)           Notwithstanding anything else herein, the Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act, invest all or a portion of the Trust Property or the Trust Property of any Series, or dispose of all or a portion of the Trust Property or the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Trust or any Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause the Trust or such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

11.6         Filing of Copies; References; Headings.  The original or a copy of this Trust Agreement shall be kept at the office of the Trust.  Every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees.  The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.  Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Agreement or of any such amendment or supplemental Trust Agreement, and references to this Trust Agreement, and all expressions such as or similar to “herein,” “hereof,” and “hereunder” shall be deemed to refer to this Trust Agreement as amended or affected by any such supplemental Trust Agreement and not to any particular article or section unless the context requires otherwise. All expressions such as or similar to “his,” “he,” and “him” shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and, in case of any conflict, the text of this Trust Agreement, rather than the headings, shall control. This Trust Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  To the extent permitted by the 1940 Act, (a) any document, consent, instrument or notice referenced in or contemplated by this Trust Agreement or the By-Laws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (b) any document, consent, instrument or notice referenced in or contemplated by this Trust Agreement or the By-Laws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (a) or (b), otherwise determined by the Trustees.  The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”  Any reference to any statute, law, code, rule or regulation shall be deemed to refer to such statute, law, code, rule or regulation as amended or restated from time to time and any successor thereto.

11.7         Applicable Law.  The trust set forth in this instrument is made in the State of Delaware, and the Trust, this Trust Agreement and the By-Laws, and the rights and obligations of the Trustees and Shareholders hereunder and thereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees, this Trust Agreement or the By-Laws (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income and principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Agreement or the By-Laws.  The Trust shall be of the type commonly called a “Delaware statutory trust,” and, without limiting the provisions hereof, the Trust may exercise all powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

11.8         Amendments.  This Trust Agreement may be restated and/or amended at any time by (a) an instrument in writing signed by a majority of the Trustees then holding office or (b) adoption by a majority of the Trustees then holding office of a resolution specifying the restatement and/or amendment.  Any such restatement and/or amendment hereto shall be effective immediately upon such execution or adoption, unless otherwise specified by the Trustees.  No vote or consent of any Shareholder shall be required for any amendment to this Trust Agreement except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law including the 1940 Act, but only to the extent so required.  The Certificate of Trust may be restated and/or amended by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.  Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification, advancement or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

11.9         Derivative Actions.  In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)           The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 11.9(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act);

(b)           Unless a demand is not required under paragraph (a) of this Section 11.9, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing ten percent (10%) or more of the total combined Net Asset Value of all Outstanding Shares or of the Series or classes to which such action relates if it does not relate to all Series and classes, shall join in the request for the Trustees to commence such action; and

(c)           Unless a demand is not required under paragraph (a) of this Section 11.9, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(d)           For purposes of this Section 11.9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act).  The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

11.10       Fiscal Year.  The fiscal year of the Trust shall end on a specified date as set forth in the By-Laws, provided, however, that the Trustees, without Shareholder approval, may change the fiscal year of the Trust.

11.11       Provisions in Conflict With Law.  The provisions of this Trust Agreement and the By-Laws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, with the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Agreement or the By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of this Trust  Agreement or the By-Laws or render invalid or improper any action taken or omitted prior to such determination.  If any provision of this Trust Agreement or the By-Laws shall be held invalid or improper, unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Agreement or the By-Laws in any jurisdiction.

11.12       Jurisdiction and Waiver of Jury Trial.  In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Trust Agreement or the Trust, any Series or class or any Shares, including any claim of any nature against the Trust, any Series or class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware.  Any service so made shall be effective as if personally made in the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this Trust Agreement of Guinness Atkinson ETF Trust as of the date first written above.

/s/ James J. Atkinson
James J. Atkinson,
as Trustee and not individually

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